UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2017

FS Global Credit Opportunities Fund

(Exact name of Registrant as specified in its charter)

Delaware	811-22802	46-1882356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gerald Stahlecker is resigning as Executive Vice President of FS Global Credit Opportunities Fund (the “Master Fund”), as of December 11, 2017. Mr. Stahlecker’s resignation was not due to any disagreement with the Master Fund on any matter relating to the Master Fund’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

The Master Fund has made available on www.fsproxy.com frequently asked questions relating to and a presentation providing an overview of the proposed transition described in Item 8.01 below.

Item 8.01.	Other Items.

On December 11, 2017, Franklin Square Holdings, L.P. (“FS Investments”), an alternative investment manager and sponsor of the Master Fund, issued a press release announcing, among other things, the hiring of Andrew Beckman to lead the FS Investments credit team that will be responsible for providing investment advisory services to the Master Fund. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The Master Fund currently receives investment advisory services from FS Global Advisor, LLC (“FSGCO Advisor”), the Master Fund’s investment adviser, pursuant to the Amended and Restated Investment Advisory Agreement, dated as of October 9, 2013, by and between the Master Fund and FSGCO Advisor (the “Investment Advisory Agreement”). GSO Capital Partners LP (“GSO”) currently serves as the Master Fund’s investment sub-adviser pursuant to the Investment Sub-Advisory Agreement, dated as of August 12, 2013, by and between FSGCO Advisor and GSO (the “Investment Sub-Advisory Agreement”).

Termination of Investment Sub-Advisory Agreement

The Master Fund announced that GSO intends to resign as the Master Fund’s investment sub-adviser and terminate the Investment Sub-Advisory Agreement in April 2018 (the date of such termination, the “GSO Resignation Date”). After the GSO Resignation Date, FSGCO Advisor will serve as the sole investment advisor to and provide all investment advisory services to the Master Fund.

In connection with the resignation of GSO as the investment sub-adviser to the Master Fund, the Current Adviser, GSO and certain of their affiliates have entered into a Transition Agreement, dated December 10, 2017 (the “Transition Agreement”), which provides that GSO will continue to act as the investment sub-adviser to the Master Fund through the GSO Resignation Date and will cooperate with the FSGCO Advisor in implementing the transition of investment advisory services from GSO.

Approval of Investment Advisory Agreement

In connection with the transition of investment advisory services from GSO, on November 27, 2017, the Master Fund’s board of trustees (the “Board”) including a majority of the members of the Board who are not parties to the Investment Advisory Agreement, or “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of any such party (the “Independent Trustees”), approved the renewal of the Investment Advisory Agreement for an additional one-year term, commencing on December 10, 2017.

In connection with the resignation of GSO, FSGCO Advisor has agreed to waive a portion of the base management and all of the incentive fees to which it is entitled under the Investment Advisory Agreement for the year ending December 31, 2018. FSGCO Advisor has agreed to waive 0.50% of the base management fee, which will reduce the annual base management fee from 2% to 1.5%. FSGCO Advisor has also agreed to waive all of its incentive fee for the same period.

Expansion of FS Investments Credit Team

The FS Investments investment management team that will be providing investment advisory services to the Master Fund will be led by Andrew Beckman, who very recently joined FS Investments as Managing Director, Head of Liquid Credit, from his most recent role as a Partner and the Head of Corporate Credit and Special Situations at DW Partners, a $3 billion corporate credit manager. Mr. Beckman will serve as the portfolio manager of the Master Fund. Prior to joining DW Partners, he built and managed Magnetar Capital’s event-driven credit business and was the head of its Event Credit and Credit Opportunities Fund, managing over $2 billion. Earlier in his career, Mr. Beckman was co-head of Goldman Sachs’ special situations multi-strategy investing group.

Changes to Investment Committee

Gerald Stahlecker, Michael Forman and Zachary Klehr are resigning from the FSGCO Advisor’s investment committee effective as of the date hereof. Effective as of the date hereof, the FSGCO Advisor’s investment committee will be comprised of Michael Kelly, Sean Coleman, David Weiser, Robert Hoffman and Mr. Beckman. Below is biographical information relating to such personnel.

Michael Kelly serves as president and chief investment officer of FS Investments and has presided in such role since July 2017. Mr. Kelly also serves as chief investment officer of FS Investments as a member of FS Investments’ executive committee and serves on the investment committees of the investment advisers to certain of FS Investments’ sponsored investment products and has presided in such roles since January 2015. Among other things, Mr. Kelly oversees the investment management function of FS Investments and its affiliated investment advisers. Before joining FS Investments and its affiliated investment advisers, Mr. Kelly was CEO of ORIX USA Asset Management, where he led the company’s acquisition of Robeco, a $250 billion global asset management company and the largest acquisition in ORIX’s 50-year history. Mr. Kelly started his career on Wall Street at Salomon Brothers and went on to join hedge fund pioneers Omega Advisors and Tiger Management. He then helped build and lead the hedge fund firm FrontPoint Partners, where he first served as Chief Investment Officer and eventually Co-CEO.

Mr. Kelly is a graduate of Cornell University and earned his M.B.A. at Stanford University. Mr. Kelly is a co-founder and board member of the Spotlight Foundation, and serves as a trustee of the Tiger Foundation and the Stanford Business School Trust.

Sean Coleman has served as a managing director of FS Investment Corporation since 2014. Mr. Coleman also serves as the chief credit officer of FS Investments and as a managing director of its affiliated investment advisers. Mr. Coleman also serves on the investment committees of the investment advisers to certain of FS Investments’ sponsored investment products.

Before joining FS Investments and its affiliated investment advisers in October 2013, Mr. Coleman worked at Golub Capital, where he served in various capacities, including as a managing director in the direct lending group and as chief financial officer and treasurer of its BDC. Before he joined Golub Capital in September 2005, Mr. Coleman worked in merchant and investment banking, including at Goldman, Sachs & Co. and Wasserstein Perella & Co. Mr. Coleman earned a B.A. in History from Princeton University and an M.B.A. with Distinction from Harvard Business School, where he received the Loeb Award for academic excellence in finance.

David Weiser serves as vice president in the investment management group of FS Investments and its other affiliated investment advisers, and has presided in such roles since October 2015. Mr. Weiser also serves on the investment committee of FS Real Estate Advisor, LLC, the investment adviser to FS Credit Real Estate Income Trust, Inc., and FS Credit Income Advisor, LLC, the investment adviser to FS Credit Income Fund. Prior to joining FS Investments, Mr. Weiser served as a research analyst at Towerview LLC, a long-biased public equities fund, from January 2007 to July 2015, where Mr. Weiser originated and executed investments in companies involved in mergers, restructurings and deep value situations. Prior to that role, Mr. Weiser was an associate at Golub Capital from May 2005 to January 2007, where he executed middle market debt and equity investments. Mr. Weiser earned a B.S. in economics (magna cum laude) from the Wharton School at the University of Pennsylvania.

Robert Hoffman has served as executive director of FS Global Advisor since July 2013 and previously served as its vice president from its inception in January 2013 to July 2013. Mr. Hoffman also serves as executive director of FS Investments and its affiliated investment advisers, FB Income Advisor, LLC, FS Investment Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC and FSIC IV Advisor, LLC, and has presided in such roles since the later of July 2013 or such entity’s inception date. Mr. Hoffman previously served as vice president of such entities in existence from January 2012 to July 2013. Mr. Hoffman is responsible for fund management and fund team education. Prior to joining FS Investments, Mr. Hoffman served at Nomura Corporate Research and Asset Management Inc. (“Nomura”) for over eleven years, most recently holding the position of executive director. At Nomura, Mr. Hoffman was responsible for loan portfolio management and trading and he and his team managed nearly $3 billion in loan assets for retail and institutional clients. Mr. Hoffman is a graduate of Columbia University and holds the CFA Institute’s Chartered Financial Analyst designation.

Reduction of Annual Distribution Amount

Commencing January 2018, the board of trustees of the Master Fund intends to declare ordinary distributions at an annualized distribution amount of approximately $0.51 per common share of the Master Fund.

Cautionary Statement Concerning Forward-Looking Statements

This report contains statements which constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Master Fund, the FSGCO Complex, the FSGCO Advisor, GSO and FS Investments. Words such as “anticipates,” “believes,” “expects,” “exploring,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Numerous factors could cause actual results to differ materially from those projected in this report, including, among other things, future changes in laws or regulations and conditions affecting any entities involved with the transition described above or any of the other transactions discussed in this report or the failure of the board of trustees of any such entity or entities to approve some or all of the transactions involved. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this report. The Master Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated December 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Global Credit Opportunities Fund

Date: December 11, 2017	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President